Exhibit 10.6

EXECUTION COPY

WLR-GREENBRIER RAIL INC.

April 29, 2010

Greenbrier Leasing Company LLC

One Centerpointe Drive, Suite 200

Lake Oswego, Oregon 97035

To Whom It May Concern:

This letter references the Line of Credit Agreement, dated as of April 29, 2010 (the “LOC Agreement”), among WL ROSS-GREENBRIER RAIL I LLC, a Delaware limited liability company (“Borrower”), WLR-GREENBRIER RAIL INC., a Delaware corporation (“WLR”), AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, a limited liability company incorporated under the laws of the Commonwealth of Australia (“ANZ”) and LANDESBANK BADEN-WÜRTTEMBERG, a German public law banking institution (“LBBW”). Each initially-capitalized term used but not defined in this letter agreement (this “Agreement”) will have the meaning assigned to it in the LOC Agreement.

WLR agrees that:

1. It will notify Greenbrier Leasing Company LLC (“GLC”) in writing within two Business Days after WLR receives a notice that Borrower wishes to draw an LOC Advance under Section 2.2 of the LOC Agreement. The WLR notice to GLC will include: (a) the total amount of the requested LOC Advance; (b) WLR’s ratable share of the requested LOC Advance (the “Share”); (c) the LOC Drawing Date requested by Borrower.

2. For 30 days after the LOC Drawing Date, GLC will have the right to participate in up to [25] percent of the Share of the LOC Advance made to Borrower on the LOC Drawing Date (“Participation Right”). GLC’s total aggregate Participation Rights shall only apply to the Commitment of WLR under the LOC Agreement as of the date hereof, without effect of any future amendments increasing such amount. WLR’s initial Commitment under the LOC Agreement as of the date hereof is $[5,250,000] and pursuant to Section 2.4(d) of the LOC Agreement as of the date hereof may reach a maximum of $[10,500,000], such that GLC may at most participate in up to [25]% of the $[10,500,000].

3. If GLC exercises its Participation Right within the 30-day period by written notice to WLR (the “Election Notice”), then: (a) WLR hereby grants GLC a right to participate in all of WLR’s rights in that percentage of the Share that is specified by GLC (up to [25] percent of the Share) (the “Participation Interest”).

4. The purchase price for the Participation Interest will be the dollar amount of the Participation Interest loaned to Borrower by WLR (i.e., dollar for dollar). WLR and GLC will close on the Participation Interest on a date agreed to by the parties, but not later than 10

Business Days after GLC delivers the Election Notice. From and after the date funds are delivered to WLR pursuant to participation of the Participation Interest, all interest, principal, fees and other amounts pertaining to such Participation Interest shall be for the account of GLC.

5. The relationship between WLR and GLC evidenced by the Participation Interest is and shall be that of a seller and purchaser of a participation interest in the LOC Advance. GLC agrees that WLR will retain in WLR’s name, but to the extent of the Participation Interest, as trustee for GLC, all of the obligations of the Borrower to WLR arising out of the LOC Agreements. To the extent of the Participation Interest, WLR is and shall be a trustee for GLC in administering, servicing and taking actions under the LOC Agreement and all rights, remedies and benefits thereunder. WLR agrees to promptly deliver to GLC copies of all notices, statements, filings, certificates and other documents received by WLR under the LOC Agreement. WLR agrees to pay and otherwise account for to GLC, within five days of WLR’s receipt of any payments on any LOC Advance, such amounts due to GLC in respect of all Participation Interests. WLR hereby agrees that WLR shall not, without the prior written consent of GLC (with such consent not to be unreasonably withheld) (i) carry out the provisions of the LOC Agreement with Borrower, or exercise any rights or privileges accruing to WLR by reason of the provisions thereof, or enforce rights thereunder; (ii) modify, alter or amend in any material respect the LOC Agreement, nor waive or release any material rights thereunder against Borrower, or in or to any collateral, or in or to any material rights against any guarantor, surety or other entity in respect of the Borrower’s obligations; or (iii) offset any claim or demand in favor of WLR pertaining to indebtedness or obligations of Borrower wherein GLC does not participate, against or to the detriment of GLC.

6. WLR represents and warrants that this Agreement constitutes a legal, valid and binding obligation of WLR, enforceable against WLR in accordance with its terms.

7. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE GENERAL OBLIGATIONS LAW).

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If the foregoing accurately reflects our mutual understanding regarding GLC’s Participation Right, please indicate this on the appropriate signature line below.

Sincerely,

WLR-GREENBRIER RAIL INC.

By:	/s/ Wendy Teramoto
Name:	Wendy Teramoto
Title:	Vice President

Agreed and Accepted:

Dated: April 29, 2010

GREENBRIER LEASING COMPANY LLC

By:	/s/ James T. Sharp
Name:	James T. Sharp
Title:	President